Exhibit 10.4
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT
This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of September 25, 2025, by and between (i) SILICON VALLEY BANK, a division of First-Citizens Bank & Trust Company (“Bank”), and (ii) SI-BONE, INC., a Delaware corporation (“Borrower”).
Recitals
A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 12, 2021 (the “Existing Loan Agreement”; the Existing Loan Agreement, as amended, restated, amended and restated, modified, or supplemented from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of January 6, 2023, that certain Letter Agreement dated as of March 24, 2023, that certain Second Amendment to Loan and Security Agreement dated as of January 25, 2024, and that certain Third Amendment to Loan and Security Agreement dated as of November 8, 2024, collectively, the “Loan Agreement”).
B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.
D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
2.1Section 5.10 (Financial Covenant (Net Revenue)). Section 5.10 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
“5.10    Financial Covenant (Net Revenue). Commencing on June 30, 2026, Borrower shall achieve Net Revenue (measured in accordance with GAAP on a trailing six (6) month basis), tested quarterly on the last day of each calendar quarter, in an amount equal to or greater than the levels to be agreed upon between Borrower and Bank with respect to which Borrower hereby agrees: (i) shall be documented in an amendment to this Agreement, in form and substance acceptable to Bank, which amendment shall be executed no later than: (x) for the fiscal year ending on December 31, 2026, the earlier to occur of 1) the date when Borrower’s unrestricted cash and Cash Equivalent held with Bank and Bank’s Affiliates is equal to or falls below [***] Dollars, and 2) September 30, 2026, with Borrower’s failure to enter into such amendment to this Agreement to reset such covenant levels on or prior to such date being an immediate and non-curable Event of Default hereunder; and (y) for the fiscal year ending on December 31, 2027 and any fiscal year after that, February 28th of each year beginning with February 28, 2027, with Borrower’s failure to enter into such amendment to this Agreement to reset such covenant levels on or prior to February 28th of each year being an immediate and non-curable Event of Default hereunder; (ii) shall be based on Borrower’s projections delivered to Bank in accordance with Section 5.3(e) hereof and acceptable to Bank in its commercially reasonable discretion with such projections for Borrower’s 2026 fiscal year showing a year-over-year growth satisfactory to Bank in its sole discretion. Notwithstanding the foregoing, such Net Revenue covenant will not be tested for a certain calendar quarter if (1) Borrower’s unrestricted and unencumbered (except for Liens in favor of Bank) cash and Cash Equivalents held at Bank and Bank’s Affiliates is equal to or greater than [***] at all times during such calendar quarter, or (2) Borrower achieves Adjusted EBITDA (calculated on a trailing six (6) month basis) of equal to or greater than [***] tested as of the last day of such calendar quarter.”
3.Limitation of Amendment.
3.1This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2This Amendment shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as affected by this Amendment;
4.3The organizational documents of Borrower delivered to Bank on the First Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as affected by this Amendment, have been duly authorized;
4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as affected by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower, or applicable consents or waivers have been obtained;
4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as affected by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.Ratification of Updated Perfection Certificate. Borrower delivered an updated Perfection Certificate in connection with that certain Third Amendment to Loan and Security Agreement dated as of November 8, 2024 (the “Updated Perfection Certificate”). Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Updated Perfection Certificate dated on or prior to November 8, 2024 and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in the Updated Perfection Certificate have not changed, as of the date hereof.
6.Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.
7.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
8.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9.Fees and Expenses. Borrower shall pay to Bank on the date first listed above all Bank Expenses due and owing as of the date hereof. The fees and expenses listed in the previous sentence may be debited from any of Borrower’s accounts at Bank.
10.Conditions to Effectiveness. As a condition precedent to the effectiveness of this Amendment and Bank’s obligation to make further Credit Extensions, Bank shall have received the following prior to or concurrently with this Amendment, each in form and substance satisfactory to Bank:
10.1The due execution and delivery to Bank of this Amendment by each party thereto; and
10.2such other documents as Bank may reasonably request to effectuate the terms of this Amendment.
11.Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction).
12.Miscellaneous.
12.1This Amendment shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.
12.2Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.
12.3This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
12.4The Loan Documents are hereby amended wherever necessary to reflect the changes described above.
12.5Section 11.9 of the Loan Agreement applies to this Amendment t.
12.6This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.
[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK: FIRST-CITIZENS BANK & TRUST COMPANY By: /s/ Mark Davis Name: Mark Davis Title: Vice President	BORROWER: SI-BONE, INC. By: /s/ Anshul Maheshwari Name: Anshul Maheshwari Title: Chief Financial Officer